Exhibit 10.6

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

CONTRATTO DI SEGNALAZIONE CLIENTI BUSINESS DEVELOPMENT AGREEMENT

CONTRATO DE SEÑALIZACIÓN DE CLIENTES

TRA

BETWEEN

ENTRE

EALIXIR HISPANIA S.L.

o	compagnia di diritto spagnolo, codice fiscale NIF [*****], con sede in Spagna, 08007 Barcellona, Rambla de Catalunya 62 - di seguito EALIXIR;
o	a company incorporated under Spanish law, tax identification number NIF [*****], with headquarters in Spain, 08007 Barcelona, Rambla Catalunya 62, - hereinafter "EALIXIR";
o	empresa bajo la ley española, con identificación fiscal NIF [*****], con sede en España, 08007 Barcelona, Rambla de Catalunya 62, - en adelante "EALIXIR";

E

AND

Y

Persona fisica

Physical Person

Persona física

Il/La Signore	Enea Angelo Trevisan
Mr/Mrs
Señor/a

Doc. d’identità	PASSAPORTO N. [*****]
Identity doc.	PASSPORT N. [*****]
Documento de identidad n.	PASAPORTE N. [*****]

Codice fiscale
Fiscal code
Código Fiscal

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Luogo di Residenza – Nazione	[*****]
Place of residence – Country	[*****]
Lugar de residencia – Nación	[*****]

Indirizzo	[*****]
Address
Dirección

Telefono	[*****]
Phone
Teléfono

Email	[*****]
Email
Correo electrónico

(di seguito “SEGNALATORE”).
(hereinafter “PROVIDER”).
(en delante “SEÑALIZADOR”).

Congiuntamente “le Parti”.
Jointly “the Parties”.
Conjuntamente “las Partes”.

PREMESSO

PREMISES

PREMISA

A.	EALIXIR HISPANIA S.L. è la società licenziataria del marchio EALIXIR, di cui è unica titolare la società EALIXIR INC., e distributrice in esclusiva dei servizi Ealixir per l’Europa, Emirati Arabi e Medio Oriente, Africa e Asia;
A.	EALIXIR HISPANIA S.L. EALIXIR brand licensee, of which EALIXIR INC. is the sole owner, and distributor of Ealixir services exclusively in Europe, United Arabs Emirates and Middle East, Africa and Asian Countries;
A.	EALIXIR HISPANIA S.L. es el licenciatario de la Marca EALIXIR, de los cuales la empresa EALIXIR INC. es el único propietario, e distribuidor exclusivo de la Marca Ealixir para Europa, Emiratos Árabes Unidos y Medio Este, Africa y Países Asiáticos;

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B.	Il servizio “Ealixir” comprende:
1.	Attività di cancellazione, deindicizzazione, modifica e downgrade del page rank di contenuti negativi su internet;
2.	Attività di publishing internazionale;
3.	Analisi e strategie di potenziamento della identità digitale;
4.	Utilizzo di una piattaforma digitale;

B.	The “Ealixir” services includes:
1.	Activity of deleting, deindexing, modifying and downgrading page rank of negative content on the internet;
2.	International publishing activities;
3.	Analysis and strategies to strengthen digital identity;
4.	Using a digital platform;

B.	Que el servicio EALIXIR incluye:
1.	Actividades de cancelación, desindexación, modificación y rebaja de rango de la página de contenido negativo en Internet;
2.	Actividades editoriales internacionales;
3.	Análisis y estrategias para fortalecer la identidad digital;
4.	Uso de una plataforma digital;

C.	EALIXIR svolge la propria attività rivolgendosi ad un target di clientela seria, informata e con un’adeguata capacità patrimoniale;
C.	EALIXIR carries out its activities by pursuing a target of serious, informed customers with adequate wealth capacity;
C.	EALIXIR lleva a cabo su actividad apuntando a un objetivo de clientes serios e informados y con una capacidad de capital adecuada;

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D.	Il Cliente è il soggetto che desidera assumere i servizi di EALIXIR;
D.	Customer is the subject who wishes to hire the services of EALIXIR;
D.	El Cliente es el sujeto que desea contratar los servicios de EALIXIR;

E.	Il SEGNALATORE dichiara di avere le competenze tecniche e professionali richieste da EALIXIR per lo svolgimento di dette attività e si dichiara, altresì, disponibile ad accettare l’incarico conferito con il presente accordo;
E.	The PROVIDER declares to have the technical and professional skills required by EALIXIR to perform said activities and furthermore declares to accept the assignment conferred by this agreement;
E.	El SEÑALIZADOR declara tener las habilidades técnicas y profesionales requeridas por EALIXIR para el desempeño de dichas actividades y declara, también, dispuesto a aceptar la asignación conferida con este acuerdo;

F.	Il SEGNALATORE ha una rete di contatti attraverso la quale promuovere il servizio “Ealixir” a nuovi potenziali clienti.
F.	The PROVIDER has a network of contacts through which he/she can promote the "Ealixir" service to new potential customers.
F.	El SEÑALIZADOR tiene una red de contactos a través de la cual promoverá el servicio "Ealixir" a nuevos clientes potenciales.

Tutto ciò premesso le Parti sottoscrivono i seguenti accordi:

Given the above, the Parties agree to the following agreements:

Dado lo anterior, las Partes firman los siguientes acuerdos:

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ARTICOLO 1 - OGGETTO DELL’ACCORDO

ARTICLE 1 - PURPOSE OF THE AGREEMENT

ARTICULO 1 - OBJETO DEL ACUERDO

1.1.	EALIXIR autorizza il SEGNALATORE a promuovere il servizio “Ealixir” mediante la propria rete di contatti personali e professionali, senza che ciò comporti per EALIXIR alcuna concessione in esclusiva dei servizi “Ealixir” né alcuna licenza d’uso del marchio se non nei limiti di quanto strettamente necessario ai fini dell’adempimento delle obbligazioni a carico del SEGNALATORE e oggetto del presente accordo. Il SEGNALATORE opererà sempre in diretta collaborazione con la struttura di EALIXIR.
1.1.	EALIXIR authorizes the PROVIDER to promote the "Ealixir" service through its network of personal and professional contacts, this without implying any exclusivity on the right to sell the "Ealixir" services for EALIXIR or a license for use the trademark except to the extent that is strictly necessary for the fulfillment of the obligations of the PROVIDER under this agreement. THE PROVIDER will always work in direct collaboration with the EALIXIR’s structure.
1.1.	EALIXIR autoriza al SEÑALIZADOR a promocionar el servicio "Ealixir" a través de su red de contactos personales y profesionales, sin que esto implique para EALIXIR ninguna concesión exclusiva de los servicios "Ealixir" o ninguna licencia para usar la marca, excepto en la medida en que estrictamente necesario para el cumplimiento de las obligaciones asumidas por el SEÑALIZADOR y objeto de este acuerdo. El SEÑALIZADOR siempre trabajará en colaboración directa con la estructura EALIXIR.

1.2.	EALIXIR provvederà a tutta l’attività operativa di back office fornendo la modulistica necessaria e in particolare i template per la contrattualizzazione dei servizi che saranno a disposizione del SEGNALATORE all’interno della applicazione di EALIXIR. Il rapporto contrattuale per la erogazione del servizio “Ealixir” sarà sempre, sotto il piano formale, fra il Cliente ed EALIXIR. Il SEGNALATORE non potrà quindi impegnare EALIXIR per alcuna obbligazione salvo quanto forma oggetto del presente accordo.
1.2.	EALIXIR will provide all back-office operations by delivering the necessary forms and in particular the contract templates that will be accessible to the PROVIDER through the EALIXIR application. The contractual relationship for the provision of "Ealixir" services will formally always be between the Customer and EALIXIR. Therefore, the PROVIDER cannot obligate EALIXIR to any responsibility except for the purpose of this agreement.
1.2.	EALIXIR proporcionará todas las operaciones de back office al facilitar los formularios necesarios y, en particular, las plantillas de contratación de servicios que estarán disponibles para el SEÑALIZADOR dentro de la aplicación EALIXIR. La relación contractual para la prestación del servicio "Ealixir" siempre será, según el plan formal, entre el Cliente y EALIXIR. Por lo tanto, el SEÑALIZADOR no puede comprometer a EALIXIR por ninguna obligación, excepto como el objeto de este acuerdo.

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1.3.	EALIXIR riconoscerà al SEGNALATORE una percentuale totale del 15% sul fatturato al netto di sconti e oneri vari generato dal SEGNALATORE. La percentuale del 15%, come sopra descritta (10%+5% come successivamente specificato al punto 6.1), sarà corrisposta da EALIXIR al SEGNALATORE con le stesse scadenze concesse al cliente, solo in caso di pagamento avvenuto da parte di quest’ultimo ed entro 30 giorni dall’incasso.

Nel caso in cui il cliente richieda la restituzione dell’importo pagato, parziale e/o totale, per prestazioni non effettuate, come da “garanzia soddisfatti o rimborsati” previsto nel contratto, il SEGNALATORE dovrà restituire a EALIXIR la percentuale della sua provvigione già versata del 15%, entro e non oltre 10 giorni dalla richiesta del cliente, rinunciando sin da ora a qualsiasi rivendicazione o opposizione.

1.3.	EALIXIR will grant the PROVIDER a percentage of 15% on the turnover net of discounts and various charges generated by THE PROVIDER. The percentage of 15%, as described above (10%+5% as specified at article 6.1), will be paid by EALIXIR to THE PROVIDER with the same deadlines granted to the customer, only in case of payment made and within 30 days of collection.

In case that the client requests a refund of the amount paid, partial or total, for services not performed, according to the “Satisfaction or refund guarantee” provided for in the contract, THE PROVIDER must return to EALIXIR the percentage of 15% of his commission already paid, no later than 10 days from the client request, renouncing from now on any claim or opposition.

1.3.	EALIXIR reconocerá al SEÑALIZADOR un porcentaje del 15% sobre la facturación neta de descuentos y diversos cargos generada por el SEÑALIZADOR. El porcentaje del 15%, como se describe anteriormente (10%+5% como especificado en el artículo 6.1), será pagado por EALIXIR al SEÑALIZADOR con los mismos plazos otorgados al Cliente, solo en el caso de pago realizado por este último y dentro de los 30 días posteriores a la recolección.

En caso de que el cliente solicite la devolución del importe abonado, parcial y/o total, por servicios no realizados, según la “garantia de satisfacción o reembolso” prevista en el contrato, el SEÑALIZADOR deberá devolver a EALIXIR, el porcentaje de 15% de su comisión ya pagada, a más tardar 10 dias desde la solicitud del cliente, renunciando a partir da ahora, a cualquier reclamo u oposición.

1.4.	Il prezzo da proporre al cliente sarà determinato da EALIXIR che lo comunicherà di volta in volta al SEGNALATORE. In nessun modo il SEGNALATORE potrà applicare ulteriori ricarichi non concordati con EALIXIR. Eventuali ricarichi, concordati da entrambe le parti prima della stesura del contratto, saranno ripartiti con la medesima percentuale di cui al Punto 1.3 e saranno inclusi nell’importo totale presente nel contratto firmato dal cliente e relativa fattura.

La gestione dei contratti e della fatturazione al cliente sono di esclusiva di EALIXIR.

1.4.	The price to be quoted to the customer will be determined by EALIXIR which will communicate it to the PROVIDER from time to time. the PROVIDER will not be able to apply any additional charges, unless these are approved in advance by EALIXIR. Any increase agreed by both parties before the drafting of the contract, will be distributed with the same percentage as indicated in Point 1.3 and will be included in the total amount reflected in the contract signed by the customer and consequently invoiced. Contractual and collection management is exclusively run by EALIXIR.
1.4.	El precio que se propondrá al Cliente será determinado por EALIXIR, que lo comunicará al SEÑALIZADOR de vez en cuando. El SEÑALIZADOR no podrá aplicar ningún cargo adicional que no sea acordado con EALIXIR. Cualquier margen de beneficio establecido por ambas partes antes de redactar el contrato, se distribuirá con el mismo porcentaje que en el punto 1.3 y se incluirá en el importe total presente en el contrato firmado por el Cliente y la factura relativa. La gestión de contratos y de la facturación al Cliente son exclusivos de EALIXIR.

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1.5.	Ambedue le PARTI concordano di mantenere a proprio carico ogni eventuale spesa per la gestione del servizio “Ealixir” ognuno nei limiti delle rispettive competenze.
1.5.	The PARTIES agree to bear their own expenses occurred for the management of "Ealixir" services, each within the limits of their respective duties.
1.5.	Ambas PARTES acuerdan mantener todos los gastos para la gestión del servicio "Ealixir", cada uno dentro de los límites de sus respectivas competencias.

1.6	EALIXIR potrà cedere il presente contratto ad una società del proprio Gruppo e il SEGNALATORE, con la sottoscrizione del presente accordo, accetta tale eventualità senza riserve.
1.6.	EALIXIR may assign this contract to a company belonging to its own Group and the PROVIDER, by signing this agreement, accepts this possible assignment without any reservations.
1.6.	EALIXIR puede asignar este contrato a una compañía de su propio Grupo y el SEÑALIZADOR, al firmar este acuerdo, acepta esta eventualidad sin reservas.

1.7.	Nel caso di cessione dell’esclusiva del Paese di riferimento il contratto seguirà le condizioni del nuovo esclusivista.
1.7.	In the event of a transfer of exclusivity of the country in reference, the contract will follow the conditions of the new exclusive agent.
1.7.	En caso de transferencia de la exclusividad del país de referencia, el contrato seguirá las condiciones del nuevo agente exclusivo.

1.8.	Per promuovere il servizio offerto da EALIXIR, il SEGNALATORE si impegna ad usare gli strumenti di marketing e la modulistica messa a disposizione da EALIXIR. Eventuali strumenti e strategie di marketing differenti da quanto autorizzato, devono essere proposti ad EALIXIR per iscritto, che ne discuterà direttamente con il SEGNALATORE e, darà risposta in merito entro un termine congruo. Se approvata da EALIXIR, la strategia di marketing potrà essere implementata dal SEGNALATORE, in base a quanto di seguito indicato.
1.8.	The PROVIDER accepts to use the marketing tools and forms made available by EALIXIR to promote the services offered by EALIXIR. Any tools and marketing strategies different from those authorized must be proposed to EALIXIR and shall be discussed directly with the PROVIDER. If approval is granted by EALIXIR the PROVIDER shall have the right to implement such marketing strategy.
1.8.	Para promocionar el servicio ofrecido por EALIXIR, el SEÑALIZADOR se compromete a utilizar las herramientas y los formularios de comercialización puestos a disposición por EALIXIR. Cualquier herramienta y estrategia de marketing diferente a las autorizadas, deben proponerse a EALIXIR, que las discutirá directamente con el SEÑALIZADOR y le dará una respuesta. Si se aprueba, el SEÑALIZADOR puede implementar la estrategia de marketing.

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1.9.	I costi, se esistenti, generati dalla implementazione della strategia di marketing proposta dal SEGNALATORE saranno interamente a carico del SEGNALATORE, qualora la strategia sia di suo esclusivo utilizzo.
1.9.	The costs, if any, generated by the implementation of the new marketing strategy proposed by the PROVIDER will be entirely borne by the PROVIDER, should the strategy be of his/her exclusive use.
1.9.	Los eventuales costos generados por la implementación de la estrategia de mercadotecnia propuesta por el SEÑALIZADOR serán asumidos en su totalidad por el SEÑALIZADOR, en caso de que la estrategia sea de uso exclusivo.

1.10.	I costi, se esistenti, generati dalla implementazione della strategia di marketing proposta dal SEGNALATORE saranno a carico di EALIXIR, qualora EALIXR decida di implementare la strategia proposta dal SEGNALATORE a tutta la struttura di EALIXIR.
1.10.	The costs, if any, generated by the implementation of the new marketing strategy proposed by the PROVIDER will be borne by EALIXIR, should EALIXIR decide to apply the proposed strategy to its entire structure.
1.10.	Los eventuales costos generados por la implementación de la estrategia de mercadeo propuesta por el SEÑALIZADOR serán asumidos por EALIXIR, en caso de que EALIXR decida implementar la estrategia propuesta por el SEÑALIZADOR en toda la estructura de EALIXIR.

1.11.	Con la firma del contratto, EALIXIR si impegna a:
a)	Creare l’indirizzo email a nome del SEGNALATORE ([*****]);
b)	Creare la firma digitale con incluso il numero di telefono che il SEGNALATORE fornirà e le credenziali di accesso;
c)	Creare l’accesso e fornire la password per accedere all’applicazione di EALIXIR che il SEGNALATORE dovrà utilizzare per la gestione dei prospect e dei clienti introdotti ad EALIXIR.

1.11.	EALIXIR commits to the following by signing the present contract:
a)	Create the email address in the name of the PROVIDER ([*****]);
b)	Create the digital signature including the telephone number that the PROVIDER will supply and provide the access credentials;
c)	Create admittance and provide the password to access the EALIXIR application that the PROVIDER will use to manage prospects and customers introduced to EALIXIR.

1.11.	Al firmar el contrato, EALIXIR se compromete a:
a)	Crear la dirección de correo electrónico a nombre del SEÑALIZADOR ([*****]
b)	Crear la firma digital, incluido el número de teléfono que proporcionará el SEÑALIZADOR y proporcionar las credenciales de acceso;
c)	Crear acceso y proporcionar la contraseña para acceder a la aplicación EALIXIR que el SEÑALIZADOR utilizará para gestionar clientes potenciales y clientes introducidos a EALIXIR.

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1.12.	Attraverso l’applicazione di EALIXIR, il SEGNALATORE:

Potrà registrare i clienti “potenziali” (prospect) che avrà contattato e ai quali avrà presentato i servizi di EALIXIR secondo le modalità e le istruzioni ricevute a mezzo mail da EALIXIR successivamente alla sottoscrizione del presente accordo e prima di avviare l’attività di segnalazione.

Dovrà creare il profilo del cliente, completo di un brief dettagliato del primo contatto o incontro contenente tutte le informazioni relative alla/e vicenda/e oggetto dei contenuti negativi online. In particolare, segnalerà eventuali fatti evolutivi e, se esistente, l’indicazione di eventuali documenti quali a mero titolo di esempio: sentenze, casellario giudiziale, carichi pendenti, provvedimenti di Autorità.

1.12.	Through the application of EALIXIR, the PROVIDER:

Can register the "potential" customers (prospects) it procured and to whom it present the services of EALIXIR according to the methods and instructions received by email from EALIXIR after the signing of this agreement and before starting the development activity.

The PROVIDER will have to create the client's profile, complete with a detailed brief of the first contact or meeting, containing all the information related to the case(s) and the negative content found online. In particular, it will report any evolutionary facts and, if any, provide documents such as rulings, judicial records, pending charges or provisions of the Authority.

1.12.	Mediante la aplicación de EALIXIR, el SEÑALIZADOR:

Puede registrar los clientes "potenciales" (prospect) que se han contactado y a los que les habrá presentado los servicios de EALIXIR de acuerdo con los métodos e instrucciones recibidos por correo electrónico de EALIXIR después de la firma de este acuerdo y antes de comenzar la actividad de informes.

Tendrá que crear el perfil del cliente, completo con un resumen detallado del primer contacto o reunión que contenga toda la información relacionada con el asunto (s) y el objeto del contenido negativo en línea. En particular, informará cualquier hecho evolutivo y, si existe, la indicación de cualquier documento, como por ejemplo: sentencias, registros judiciales, cargos pendientes, disposiciones de la autoridad.

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1.13.	Tali fondamentali dettagli saranno indispensabili ad EALIXIR:
a)	Per valutare l’opportunità di attivare l’analisi web per la raccolta dei link;
b)	Condurre una esaustiva disamina tecnico/legale preliminare su fattibilità/tempistiche dell’intervento di rimozione link;

In fase operativa ciò avverrà, solo a valle di esito positivo delle considerazioni di cui ai punti

a) e b), successivamente alla sottoscrizione del contratto e al versamento da parte del cliente dell’importo di acconto, per poter condurre con successo il servizio “Ealixir”.

1.13.	The following are fundamental details that are indispensable to EALIXIR in order to allow the same to:
a)	Evaluate the opportunity to activate web analysis for the list of links;
b)	Conduct an exhaustive technical/legal preliminary examination regarding the feasibility/timing of the removal of the links;

This shall take place during the operational phase and only after a positive outcome of the considerations made in point a) and b), after the signing of the contract and the payment of the down payment by the costumer, in order to successfully conduct the "Ealixir" service.

1.13.	Estos detalles fundamentales serán indispensables para EALIXIR:
a)	Evaluar la oportunidad de activar el análisis web para la recopilación de enlaces;
b)	Realizar un examen preliminar técnico / legal exhaustivo sobre la viabilidad/ oportunidad de la eliminación del enlace.

Esto, en la fase operativa, solo después de un resultado positivo de las consideraciones en los puntos a) y b), después de la firma del contrato y el pago del depósito por parte del cliente, para llevar a cabo con éxito el servicio "Ealixir".

1.14.	Attraverso la consultazione della applicazione proprietaria di EALIXIR il SEGNALATORE avrà costante aggiornamento sia dello stato di avanzamento della lavorazione dei link sia del flusso pagamenti del cliente.
1.14.	The PROVIDER will have constant updates regarding the progress of the link processing and the customer's payment through the consultation of the EALIXIR application.
1.14.	A través de la consulta de la aplicación propietaria de EALIXIR, el SEÑALIZADOR tendrá una actualización constante tanto del progreso del procesamiento del enlace como del flujo de pago del cliente.

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1.15	Tutte le informazioni personali dei clienti introdotti dal SEGNALATORE saranno parte integrante e di proprietà della base dati dei clienti di EALIXIR, e formeranno parte degli attivi della società. In caso di recesso dal presente contratto, per qualsiasi causa ne sia origine, i dati dei clienti continueranno ad appartenere ad EALIXIR e potranno essere usati per ulteriori attività.
1.15.	All personal information related to the costumer supplied by the PROVIDER will be an integral and proprietary part of the EALIXIR customer database and of the company's assets. In the event of termination of this contract, for whatever reason, the customer data will continue to belong to EALIXIR and may be used for future activities.
1.15.	Toda la información personal del cliente ingresada por el SEÑALIZADOR formará parte integral y patentada de la base de datos de clientes de EALIXIR, y formará parte de los activos de la compañía. En caso de rescisión de este contrato, por cualquier razón que pueda surgir, los datos del cliente seguirán perteneciendo a EALIXIR y podrán utilizarse para otras actividades.

1.16.	EALIXIR aggiornerà costantemente il SEGNALATORE per tutto quello che concerne:
a)	Strategia di Marketing globale attraverso comunicazioni ufficiali;
b)	Aggiornamenti riguardanti lo sviluppo e l’utilizzo della applicazione di EALIXIR, attraverso training specifici organizzati ad hoc;
c)	Nuovi servizi offerti da EALIXIR.

1.16.	EALIXIR will constantly update the PROVIDER regarding all that concerns:
a)	Global Marketing Strategy through official communications;
b)	Updates regarding the development and use of the EALIXIR application, through specific ad hoc training;
c)	New services offered by EALIXIR.

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1.16.	EALIXIR avisará constantemente el SEÑALIZADOR sobre todo lo que concierne:
a)	Estrategia de marketing global a través de comunicaciones oficiales;

b)	Actualizaciones sobre el desarrollo y uso de la aplicación EALIXIR, a través de una capacitación específica organizada ad hoc;
c)	Nuevos servicios ofrecidos por EALIXIR.

1.17	Obiettivo del SEGNALATORE sarà quello di aumentare le vendite dei servizi offerti da EALIXIR e di gestire la relazione con il cliente per tutto il periodo della durata della esecuzione del contratto con il cliente, rispettivamente fino alla scadenza del contratto in oggetto.
1.17.	The objective of the PROVIDER is to increase sales of the services offered by EALIXIR and to manage the relationship with the customer for the entire duration of the contract with the costumer, respectively until the expiration of such contract.
1.17.	El objetivo del SEÑALIZADOR será aumentar las ventas de los servicios ofrecidos por EALIXIR y gestionar la relación con el cliente durante toda la duración de la ejecución del contrato con el cliente, respectivamente, hasta el vencimiento del contrato en cuestión.

1.18.	Per garantire il rispetto dei termini e condizioni del contratto in essere, EALIXIR si riserva il diritto di supervisionare e controllare l’operato del SEGNALATORE e la sua attività commerciale per assicurare che venga mantenuto l’elevato livello di qualità ed efficienza del servizio offerto. EALIXIR, dal conto suo, provvederà ad offrire assistenza e supporto di vendita qualora venisse richiesto dal SEGNALATORE.
1.18.	In order to check that the terms and conditions of the contract in force, EALIXIR reserves its right to supervise and monitor the PROVIDER’s work and its commercial activity in order to ensure that these are performed with a high level of quality and efficiency. EALIXIR in turn, will provide assistance and sales’ support if requested by the PROVIDER.
1.18.	Para garantizar el cumplimiento de los términos y condiciones del contrato existente, EALIXIR se reserva el derecho de supervisar y controlar el trabajo del SEÑALIZADOR y su actividad comercial para garantizar que se mantenga el alto nivel de calidad y eficiencia del servicio ofrecido. EALIXIR proporcionará asistencia y soporte de ventas si el SEÑALIZADOR lo requiere.

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ARTICOLO 2 – SUB-SELLERS

ARTICLE 2 SUB-SELLERS

ARTICULO 2 SUB-VENDEDORES

2.1.	Il SEGNALATORE potrà avvalersi di sub-sellers, il cui nominativo e le credenziali dovranno essere sottoposte a Ealixir per approvazione. La provvigione totale del 15%, (punto 1.3) deve essere gestita dal SEGNALATORE nella ripartizione dei venditori commerciali sottoposti.
2.1.	The PROVIDER may use sub-sellers, whose name and credentials must be submitted to EALIXIR in advance for approval. The total commission of 15% (article 1.3) must be managed by the PROVIDER in the distribution of his business developers.
2.1.	El SEÑALIZADOR puede usar sub-vendedores, cuyo nombre y credenciales deben enviarse a EALIXIR para su aprobación.

La comisión total del 15% (punto 1.3) debe ser administrada por el SEÑALIZADOR en la división de los vendedores comerciales.

2.2.	Il SEGNALATORE si impegna a far sottoscrivere al sub-seller che svolge qualsiasi mansione relativamente ai dati o al lavoro di Ealixir, il patto di segretezza e non concorrenza, e quindi un contratto simile al presente tra SEGNALATORE e sub-seller. In ogni caso prima di iniziare qualsiasi rapporto di collaborazione, e prima di richiedere firma digitale e creazione di indirizzo email.
2.2.	The PROVIDER undertakes to cause the SUB SELLER to sign the secrecy and non-competition agreement whenever any task related to the data or work of EALIXIR is dealt with by the latter and in any case, before starting any relationship, and before requesting the creation of a digital signature and email address.
2.2.	El SEÑALIZADOR se compromete a que el sub-vendedor firme el acuerdo de secreto y de no competencia antes que realice cualquier tarea relacionada con los datos o el trabajo de EALIXIR y en cualquier caso, antes de comenzar cualquier relación de colaboración y antes de solicitar una firma digital y la creación de una dirección de correo electrónico.

2.3.	Il SEGNALATORE in tal caso dovrà riferire ad EALIXIR di tale iniziativa e si obbliga sin ora in tale eventualità a garantire per la nuova risorsa circa il rispetto da parte di questa dei medesimi obblighi e condizioni cui è soggetto il SEGNALATORE in base al presente accordo. Il SEGNALATORE sarà responsabile nei confronti di EALIXIR di eventuali condotte non conformi perpetrate dalla nuova risorsa.

EALIXIR avrà il diritto di richiedere con cadenza mensile una situazione aggiornata delle vendite e più precisamente dei contratti firmati, dei contratti in attesa di essere firmati e dei potenziali clienti contattati.

2.3.	In this case the PROVIDER must report to EALIXIR about this initiative and accepts to vouch for the new seller regarding compliance with the same obligations and conditions to which the PROVIDER is subject, on the basis of this agreement. The PROVIDER shall be responsible towards EALIXIR for incorrect conduct committed by the new seller.

EALIXIR will have the right to request an updated situation of sales and more precisely of signed contracts, contracts to be signed and contacted potential customers, on a monthly basis.

2.3.	El SEÑALIZADOR en esto caso debe informar a EALIXIR sobre esta iniciativa y se compromete a garantizar en esto caso para el nuevo sub-vendedor sobre el cumplimiento de las mismas obligaciones y condiciones a las que el SEÑALIZADOR está sujeto en base a este acuerdo. El SEÑALIZADOR será responsable ante EALIXIR de cualquier conducta no conforme perpetrada por el nuevo sub-vendedor.

EALIXIR tendrá derecho a solicitar mensualmente, una situación actualizada de ventas y, más precisamente, de contratos firmados, contratos en espera de firma y clientes potenciales contactados.

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ARTICOLO 3 – DURATA E RECESSO ANTICIPATO

ARTICLE 3 - DURATION AND EARLY TERMINATION

ARTÍCULO 3 - DURACIÓN Y TERMINACIÓN ANTICIPADA

3.1.	Il presente accordo ha la durata di 12 mesi a partire dalla firma del presente contratto e sarà rinnovato tacitamente alla scadenza del dodicesimo mese, salvo comunicazione, fatta da almeno una delle parti, 10 giorni prima della data di scadenza con email agli indirizzi riportati nel successivo Articolo 7.
3.1.	This agreement has a duration of 12 months starting from its execution and will be tacitly renewed at the end of the twelfth month; any party may terminate this agreement giving notice by email 10 days before its expiration, to the addresses indicated in Article 7 hereinbelow.
3.1.	Este acuerdo tiene una duración de 12 meses a partir de su firma y se renovará tácitamente al final de los doce meses, a menos que lo notifique una de las partes, 10 días antes de la fecha de vencimiento por correo electronico a las direcciones indicadas en el artículo 7.

3.2.	Se al termine dei primi 6 mesi dalla firma del presente contratto, non si sarà concretizzato alcun contratto con i clienti, vale a dire: sottoscrizione e primo pagamento, EALIXIR avrà diritto di recedere dal presente contratto con effetto immediato mediante semplice avviso scritto.
3.2.	If by the end of the 6th month from the signing of this agreement, no contract has been stipulated with any customer, i.e. subscription and first payment, this agreement EALIXIR may immediately terminate this agreement by simple written notice.
3.2.	Si al final del sexto (6) mes desde la firma de este contrato, no se habrá hecho ningún contrato con los clientes, es decir suscripción y primer pago, este acuerdo se considerará rescindido tácitamente sin aviso previo.

3.3	Le parti potranno recedere in qualsiasi momento dal presente accordo con un preavviso di 1 settimana da comunicare con email agli indirizzi come da successivo articolo 7. Tutti i rapporti in essere al momento del recesso saranno regolati come descritto ai punti del precedente articolo 1, fino al completamento del servizio al cliente. Gli effetti del recesso in entrambe le ipotesi contemplate dal presente articolo non incidono sui termini di durata dell’accordo di non concorrenza e del patto di segretezza così come concordemente disciplinati dalle Parti nel presente contratto.
3.3.	The PARTIES may withdraw from this agreement at any time by a 1 week notice sent by email to the addresses indicated in Article 7. All the existing cases at the time of withdrawal will be determined as described in the preceding Article 1, until completion of customer service. The effects of the withdrawal contemplated by this article do not affect the duration of the non-competition and secrecy agreement clauses contained herein.
3.3.	Las Partes pueden desistir de este acuerdo en cualquier momento con un aviso de 1 semana que se enviará por correo electronico a las direcciones indicadas en el artículo 7. Todas las relaciones existentes en el momento del desistimiento se regularán como descrito anteriormente en el artículo 1, hasta al finalizar el servicio al cliente. Los efectos del desistimiento en ambos casos contemplados en este artículo no afectan los términos de duración del acuerdo de no competencia y del acuerdo de secreto según lo acordado por las Partes en este contrato.

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ARTICOLO 4 – ACCORDO DI NON CONCORRENZA

ARTICLE 4 - NON-COMPETITION AGREEMENT

ARTÍCULO 4 - ACUERDO DE NO COMPETENCIA

4.1.	Il SEGNALATORE si impegna, per tutta la vigenza del rapporto di collaborazione e per la durata del presente patto di non concorrenza, ad astenersi dall’esercitare:
a)	Attività imprenditoriale, in proprio o per interposta persona, concorrente a quella di EALIXIR con riguardo a tutte le attività e i servizi da questa forniti al momento della sottoscrizione del presente accordo. A titolo esemplificativo e non esaustivo ci si riferisce in particolare al servizio di rimozione di link indesiderati dal web, di publishing di contenuti on-line e WEBiD, e altri servizi riportati sul sito www.ealixir.com;
b)	Attività concorrente con quella di EALIXIR alle dipendenze di altri imprenditori; in qualità di agente, rappresentante, commissionario, concessionario o, comunque, intermediario commerciale; in qualità di libero professionista o lavoratore autonomo consulente che presti la propria opera a favore di altri imprenditori in proprio o per interposta persona.

4.1.	The PROVIDER commits, during the validity hereof and the further duration of this non-competition agreement, to abstain from exercising, including but not limited to, the following activities:
a)	Entrepreneurial activities, in person or through a third party, which could be considered to be in competition with that of EALIXIR related to all the activities and services provided at the time of signing of this agreement. Reference is made in particular to the service of removing undesired links from the web, online publishing of content and WEBID for instance and by way of non-exhaustive example, and other services listed on the website www.ealixir.com;
b)	Any activity competing with that of EALIXIR whether as an employee of other entrepreneurs, as an agent, representative, commissioned agent, dealer or commercial intermediary; as a freelancer or self-employed consultant who provides his services to other entrepreneurs on his own or through a third party.

4.1	El SEÑALIZADOR se compromete, por toda la validez de la relación de colaboración y durante la duración de este acuerdo de no competencia, abstenerse de ejercer:
a)	Actividades empresariales, en persona o a través de un tercero, en competencia con la de EALIXIR con respecto a todas las actividades y servicios que presta al momento de firmar este acuerdo. A modo de ejemplo no exhaustivo, se hace referencia en particular al servicio de eliminar enlaces no deseados en Internet, publicación de contenido en línea e WEBiD, y otros servicios enumerados en el sitio web www.ealixir.com;
b)	Cualquier actividad en competencia con la de EALIXIR empleado por otros empresarios como agente, representante, comisionista, distribuidor o intermediario comercial; como un profesional independiente o consultor independiente que brinda sus servicios a otros empresarios por su cuenta o por medio de un tercero.

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4.2.	Il SEGNALATORE potrà quindi esercitare la propria attività in qualunque altro ramo con la sola esclusione di quelli richiamati.
4.2	Therefore, the PROVIDER can carry out its business in any other branch or sector with the sole exception of those referred to in this article.
4.2	Por lo tanto, el SEÑALIZADOR puede llevar a cabo su actividad en cualquier otro sector con la única excepción de las mencionadas.

4.3.	Si conviene che l’obbligo di non concorrenza, oggetto del presente patto, avrà la durata di anni
2 dalla data di cessazione del presente contratto e pari durata dovrà essere convenuta nell’eventuale separato accordo fra SEGNALATORE e sub-seller.
4.3.	It is agreed that the non-competition obligation, object of this agreement, will have a further duration of 2 years from the date of expiration of the same. The same prolongation will be applied by separate agreement between the PROVIDER and any sub-seller.
4.3.	Se acuerda que la obligación de no competencia, objeto de este acuerdo, tendrá una duración de 2 años a partir de la fecha de terminación de la relación y la misma duración deberá acordarse en el acuerdo separado entre el SEÑALIZADOR y el sub-vendedor.

4.4.	Il SEGNALATORE sarà tenuto a risarcire il danno causato ad EALIXIR in conseguenza della violazione del presente patto di non concorrenza.
4.4.	The PROVIDER will be required to compensate any damage caused to EALIXIR as a result of the violation of this agreement.
4.4.	El SEÑALIZADOR deberá compensar el daño causado a EALIXIR como resultado de la violación de este acuerdo.

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4.5.	Le Parti concordano una clausola penale al fine di predeterminare la misura del risarcimento, stabilendo un importo pari a EUR 100.000 (centomila), fatto salvo il maggior danno subito da EALIXIR, in conseguenza della inadempienza contrattuale del SEGNALATORE e fatta salva ogni ulteriore azione legale che EALIXIR ritenga opportuna per la tutela dei propri diritti.
4.5.	The PARTIES agree on a penalty clause in order to predetermine the extent of the compensation, at an amount of EUR 100.000 (hundred thousand), save for greater damage which EALIXIR might suffer, as a result of breach of contract and without prejudice to any further legal actions available in contract and in law.
4.5.	Las partes acuerdan una cláusula de penalización a un monto de EUR 100.000 (cientos de miles) para predeterminar el alcance de la compensación, excepto si mayor daño sufrido por EALIXIR, como resultado del incumplimiento del contrato por el SEÑALIZADOR y sin perjuicio a cualquier acción legal adicional que EALIXIR considere apropiado para la protección de sus derechos.

4.6.	Il presente patto di non concorrenza avrà vigenza e valore qualunque sia la causa o il motivo della risoluzione del rapporto fra EALIXIR e SEGNALATORE.
4.6.	Whatever the cause or the reason for the termination/expiration of this agreement between EALIXIR and the PROVIDER, the present non-competition agreement shall have full force and effect.
4.6.	El presente acuerdo de no competencia tendrá validez y valor sea cual sea la causa o el motivo de la terminación de la relación entre EALIXIR y SEÑALIZADOR.

ARTICOLO 5 – PATTO DI SEGRETEZZA, NON DIVULGAZIONE e RISERVATEZZA

ARTICLE 5 – SECRECY, NON DISCLOSURE AND CONFIDENTIALITY AGREEMENT

ARTÍCULO 5 - ACUERDO DE SECRETO, NO DIVULGACIÓN Y CONFIDENCIALIDAD

5.1.	Ai fini del presente accordo sono considerate informazioni riservate:

tutte le informazioni, anche relative alla corrispondenza aziendale interna o apprese in occasione di riunioni interne, suscettibili di essere comunicate in forma scritta, orale o in qualsiasi altro modo o supporto, materiale o immateriale, attualmente conosciuto o che costituirà lo stato della tecnica in futuro, nonché il know-how aziendale, le strategie commerciali aziendali, i nominativi di prospect, clienti esistenti e potenziali e di chiunque, sia essa persona fisica o giuridica, intrattenga rapporti professionali di qualsiasi natura con EALIXIR.

5.1.	For the purpose of this agreement, confidential information shall be considered:

all information, including information related to the internal correspondence of the company or received during internal meetings, which may be communicated in writing, orally, or in any other way, material or immaterial, currently applicable or which constitutes the state of the art in the future, as well as corporate know-how, business commercial strategies, the names of prospect, customers and potential customers, individual or legal entity, maintaining professional relationships of any nature with the EALIXIR.

5.1.	A los efectos de este acuerdo, se considera información confidencial:

toda la información, incluida la información relacionada con la correspondencia interna de la empresa o la información obtenida durante las reuniones internas, comunicado por escrito, oralmente o de cualquier otra forma, material o inmaterial, actualmente conocido o que constituirá el estado del arte en el futuro, así como los conocimientos corporativos, las estrategias comerciales de negocios, los nombres (prospect) de clientes existentes y potenciales y de cualquier persona, ya sea una persona física o jurídica, que mantiene relaciones profesionales de cualquier naturaleza con EALIXIR.

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5.2.	Il SEGNALATORE si impegna a non divulgare, confermare, duplicare, e/o rivelare a terzi per alcuna ragione le informazioni riservate, così come definite al punto 1, apprese nel corso del rapporto di collaborazione con EALIXIR.
5.2.	The PROVIDER undertakes to refrain from any from any disclosure, confirmation, copying and/or reveal to third parties for any reason the confidential information, as defined in point 1, received during the collaboration with EALIXIR.
5.2.	El SEÑALIZADOR se compromete a no divulgar, confirmar, copiar ni revelar a terceros por ningún motivo la información confidencial, tal como se define en el punto 1, obtenida durante la colaboración con EALIXIR.

5.3.	SEGNALATORE dovrà corrispondere in favore di EALIXIR un importo di EUR 100.000 (centomila) a titolo di penale, fatto salvo il maggior danno subito da EALIXIR, in conseguenza della inadempienza contrattuale del SEGNALATORE e fatta salva ogni ulteriore azione legale che EALIXIR ritenga opportuna per la tutela dei propri diritti.
5.3.	The PARTIES agree on a penalty clause in order to predetermine the extent of the compensation, at an amount of EUR 100.000 (hundred thousand), save for greater damage which EALIXIR might suffer, as a result of breach of contract and without prejudice to any further legal actions available in contract and in law.

5.3.	En caso de incumplimiento de la obligación de secreto, durante la vigencia de este acuerdo, el SEÑALIZADOR deberá pagar a EALIXIR una cantidad de EUR 100.000 (cientos de miles) como multa, excepto si mayor daño sufrido por EALIXIR, en consecuencia del incumplimiento del contrato por parte del SEÑALIZADOR y sin perjudicar cualquier otra acción legal que EALIXIR considere apropiada para la protección de sus derechos.

5.4.	Questo accordo avrà validità dal momento della sottoscrizione per l’intera durata del presente contratto e per i due (2) anni successivi alla sua conclusione, qualunque sia la causa di cessazione del rapporto.
5.4.	This agreement shall remain in force from its execution, for the entire duration of the relationship and for further two (2) years following its termination, whatever the cause of termination may be.
5.4.	Este acuerdo será válido desde el momento de la firma durante toda la relación y durante los dos (2) años posteriores a su conclusión, sea cual sea el motivo de la terminación de la relación.

ARTICOLO 6 - COMPENSO PER LE OBBLIGAZIONI CONTENUTE NEGLI ARTT: 4 E 5

ARTICLE 6 – CONSIDERATION FOR THE OBLIGATIONS CONTAINED IN ARTT: 4 AND 5

ARTÍCULO 6 – COMPENSACION PARA LAS OBLIGACIONES CONTENIDAS EN LOS ARTT: 4 Y 5

6.1.	A titolo di compenso per gli obblighi di cui sopra EALIXIR corrisponderà al SEGNALATORE la percentuale del 5% (inclusa nel 15% di cui al punto 1.3) che verrà corrisposta con le stesse modalità e tempi del compenso di cui all’art. 1.3 di cui sopra, per tutta la durata del contratto.
6.1.	As a consideration for the above undertakings EALIXIR shall pay to the PROVIDER a commission of 5% (included in the 15% indicated in point 1.3 above) payable in the same modalities and terms indicated in point 1.3 above, for the entire duration of this agreement.
6.1.	Como compensación para las obligaciones arriba mencionadas EALIXIR reconocerá al SEÑALIZADOR una comisión del 5% (incluida en el 15% indicado al punto 1.3) che será liquidada con las mismas modalidades y términos de la compensación prevista por el art. 1.3 que precede, por toda la duración del contrato.

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ARTICOLO 7 – CORRISPONDENZA

ARTICLE 7 – CORRESPONDENCE

ARTÍCULO 7 – CORRESPONDENCIA

7.1.	Le PARTI si accordano di indirizzare tutta la corrispondenza ai seguenti indirizzi:
7.1.	The PARTIES agree to direct all correspondence to the following addresses:
7.1.	Las PARTES acuerdan dirigir toda la correspondencia a las siguientes direcciones:

●	EALIXIR HISPANIA S.L.

Rambla de Catalunya, 62 08007
Barcelona – SPAIN
Email: [*****]

●	SEGNALATORE
The PROVIDER
SEÑALIZADOR

Nome e Cognome	Enea Angelo Trevisan First Name and Last Name
Nombre y Apellido

Indirizzo, Città e Nazione	[*****]
Address, City and Country
Dirección, Ciudad y País

Email	[*****]
Email
Correo electrónico

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ARTICOLO 8 – LEGGE APPLICABILE E CLAUSOLA ARBITRALE

ARTICLE 8 - APPLICABLE LAW AND ARBITRATION CLAUSE

ARTÍCULO 8 - LEY APLICABILE Y CLÁUSOLA DE ARBITRAJE

8.1.	L’interpretazione ed esecuzione del presente contratto, per quanto non sia qui espressamente regolato dalle Parti, sarà regolato dalla legge Svizzera e in lingua italiana.
8.1.	The interpretation and execution of this contract, although not expressly regulated herein by the Parties, shall be governed by Swiss law and the Italian language shall prevail.
8.1.	La interpretación y ejecución de este contrato, aunque no esté expresamente regulada aquí por las Partes, se regirá por la ley Suiza y se aplicará el idioma italiano.

8.2.	Ogni controversia derivante da o relative al presente accordo verrà risolta in via definitiva secondo il Regolamento d’arbitrato della Camera di Commercio Internazionale (ICC), da un arbitro unico nominato in conformità di detto Regolamento. L’arbitrato si terrà a Lugano (Svizzera) in lingua italiana.
8.2.	Any controversy arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC), by a Sole Arbitrator appointed in accordance with those Rules. The arbitration will be held in Lugano (Switzerland) in Italian.
8.2.	Cualquier disputa que surja de o esté relacionada con este acuerdo será resuelta definitivamente de acuerdo con el Reglamento de Arbitraje de la Cámara de Comercio Internacional (ICC), por un solo árbitro designado de conformidad con dicho Reglamento. El arbitraje se llevará a cabo en Lugano (Suiza) en idioma italiano.

Barcellona, data	1.1.2025
Barcelona, date
Barcelona, fecha

EALIXIR INC.		IL SEGNALATORE
		THE PROVIDER
		SEÑALIZADOR

/s/Authorized Signatory		/s/Enea Angelo

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